GILEAD SCIENCES ANNOUNCES FIRST QUARTER 2024 FINANCIAL RESULTS
Product Sales Excluding Veklury Increased 6% Year-Over-Year to $6.1 billion
Biktarvy Sales Increased 10% Year-Over-Year to $2.9 billion
Oncology Sales Increased 18% Year-Over-Year to $789 million
Closed CymaBay Acquisition Resulting in $3.9 billion Acquired IPR&D Charge ($3.14 Diluted EPS Impact)
Foster City, CA, April 25, 2024 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its first quarter 2024 results of operations.
“Gilead delivered another strong quarter of revenue growth in the first quarter with 6% year-over-year growth in our base business driven by HIV, Oncology and Liver Disease,” said Daniel O’Day, Gilead’s Chairman and Chief Executive Officer. “The acquisition of CymaBay brings us another potentially transformative therapy for people with liver disease, and a regulatory decision on seladelpar is expected in August. New HIV data demonstrates the continued progress in our long-acting HIV pipeline, and we look forward to providing updates on this and our broad Oncology portfolio throughout the rest of 2024.”
First Quarter 2024 Financial Results
•Total first quarter 2024 revenue increased 5% to $6.7 billion, compared to the same period in 2023, primarily due to higher HIV, Oncology and Liver Disease sales.
•Diluted (loss) earnings per share (“EPS”) was $(3.34) in the first quarter 2024, compared to $0.80 in the same period in 2023. The decrease was primarily driven by an acquired in-process research and development (“IPR&D”) charge of $3.9 billion, or $3.14 per share, related to the acquisition of CymaBay Therapeutics, Inc. (“CymaBay”), as well as a pre-tax IPR&D impairment of $2.4 billion, or $1.46 per share, related to assets acquired by Gilead from Immunomedics, Inc. (“Immunomedics”) in 2020.
•Non-GAAP diluted (loss) EPS was $(1.32) in the first quarter 2024, compared to $1.37 in the same period in 2023. The decrease was primarily driven by the charge related to the acquisition of CymaBay.
•As of March 31, 2024, Gilead had $4.7 billion of cash, cash equivalents and marketable debt securities, compared to $8.4 billion as of December 31, 2023.
•During the first quarter 2024, Gilead generated $2.2 billion in operating cash flow.
•During the first quarter 2024, Gilead paid dividends of $990 million and repurchased $400 million of common stock.
First Quarter 2024 Product Sales
Total first quarter 2024 product sales increased 5% to $6.6 billion, compared to the same period in 2023. Total product sales, excluding Veklury, increased 6% to $6.1 billion in the first quarter 2024, compared to the same period in 2023, primarily due to higher sales in HIV, Oncology and Liver Disease.
HIV product sales increased 4% to $4.3 billion in the first quarter 2024, compared to the same period in 2023, primarily driven by higher demand.
•Biktarvy® (bictegravir 50mg/emtricitabine 200mg (“FTC”)/tenofovir alafenamide 25mg (“TAF”)) sales increased 10% to $2.9 billion in the first quarter 2024, compared to the same period in 2023, primarily driven by higher demand in the United States, Europe and other international markets.

April 25, 2024	2

•Descovy® (FTC 200mg/TAF 25mg) sales decreased 5% to $426 million in the first quarter 2024, compared to the same period in 2023, primarily driven by lower average realized price due to channel mix, partially offset by higher demand.
The Liver Disease portfolio sales increased 9% to $737 million in the first quarter 2024, compared to the same period in 2023. This was primarily driven by favorable inventory dynamics, the timing of chronic hepatitis C virus (“HCV”) purchases by the Department of Corrections in the United States, as well as higher demand across chronic hepatitis B virus (“HBV”), HCV and, in the European Union (“EU”), chronic hepatitis D virus (“HDV”).
Veklury sales decreased 3% to $555 million in the first quarter 2024, compared to the same period in 2023, primarily driven by lower rates of COVID-19 related hospitalizations.
Cell Therapy product sales increased 7% to $480 million in the first quarter 2024, compared to the same period in 2023.
•Yescarta® (axicabtagene ciloleucel) sales increased 6% to $380 million in the first quarter 2024, compared to the same period in 2023, primarily driven by strong demand in relapsed or refractory (“R/R”) large B-cell lymphoma (“LBCL”) outside the United States.
•Tecartus® (brexucabtagene autoleucel) sales increased 13% to $100 million in the first quarter 2024, compared to the same period in 2023, with increased demand in R/R adult acute lymphoblastic leukemia and R/R mantle cell lymphoma.
Trodelvy® (sacituzumab govitecan-hziy) sales increased 39% to $309 million in the first quarter 2024, compared to the same period in 2023, primarily driven by higher demand.
First Quarter 2024 Product Gross Margin, Operating Expenses and Effective Tax Rate
•Product gross margin was 76.6% in the first quarter 2024, compared to 77.8% in the same period in 2023, primarily driven by product mix and higher intangible asset amortization expenses. Non-GAAP product gross margin was 85.4% in the first quarter 2024, compared to 86.2% in the same period in 2023, primarily driven by product mix.
•Research & development (“R&D”) expenses were $1.5 billion in the first quarter 2024, compared to $1.4 billion in the same period in 2023, primarily driven by costs related to the acquisition of CymaBay and restructuring expenses. Non-GAAP R&D expenses were $1.4 billion in the first quarter 2024, flat with the same period in 2023.
•Acquired IPR&D expenses were $4.1 billion in the first quarter 2024, primarily driven by the $3.9 billion charge related to the acquisition of CymaBay that closed on March 22, 2024.
•IPR&D impairment was $2.4 billion related to the assets acquired from Immunomedics in 2020 with no similar charges in 2023.
•Selling, general and administrative (“SG&A”) expenses were $1.4 billion in the first quarter 2024, compared to $1.3 billion in the same period in 2023. This increase reflects costs related to the acquisition of CymaBay and restructuring expenses. Non-GAAP SG&A expenses were $1.3 billion in the first quarter 2024, flat with the same period in 2023.
•The effective tax rate (“ETR”) was 7.0% in the first quarter 2024, compared to 24.3% in the same period in 2023, and non-GAAP ETR was (29.8)% in the first quarter 2024, compared to 18.9% in the same period in 2023. These changes primarily reflect the non-deductible acquired IPR&D charge for CymaBay.

April 25, 2024	3

Guidance and Outlook
For the full-year, Gilead expects:

(in millions, except per share amounts)	4/25/24 Guidance
	Low End	High End	Comparison to Prior Guidance
Product sales	$27,100	$27,500	Unchanged
Product sales, excluding Veklury	$25,800	$26,200	Unchanged
Veklury	$1,300	$1,300	Unchanged
Diluted EPS	$0.10	$0.50	Previously $5.15 to $5.55
Non-GAAP diluted EPS	$3.45	$3.85	Previously $6.85 to $7.25
Additional information and a reconciliation between GAAP and non-GAAP financial information for the 2024 guidance is provided in the accompanying tables. The financial guidance is subject to a number of risks and uncertainties. See the Forward-Looking Statements section below.
Key Updates Since Our Last Quarterly Release
Virology
•Presented data at the Conference on Retroviruses and Opportunistic Infections (“CROI”) across Gilead’s HIV long-acting treatment pipeline. For once-weekly oral dosing, this included Phase 2 data evaluating lenacapavir in combination with Merck & Co., Inc.’s islatravir as well as initial Phase 1b data for GS-1720, Gilead’s novel, investigational integrase inhibitor. Additionally, updated results were presented from the twice-yearly injectable Phase 1b study of lenacapavir in combination with investigational broadly neutralizing antibodies, teropavimab and zinlirvimab.
•Announced data at CROI evaluating Biktarvy for treatment of people with HIV and coinfections of HBV or tuberculosis, as well as results from a Phase 2/3 study evaluating once-daily oral combination of bictegravir and lenacapavir.
•Presented multiple real-world analyses at CROI supporting the use of Veklury for people hospitalized with COVID-19, including in immunocompromised people. Additionally, presented a real-world analysis evaluating the impact of Veklury on the risk of developing long-COVID.
•Announced data at CROI evaluating the safety and efficacy of Hepcludex® (bulevirtide) in people living with coinfections of HIV, HBV and HDV. In the United States and other areas outside of the EU and European Economic Area, bulevirtide is an investigational product and its safety and efficacy have not been established.
•Received approval by the U.S. Food and Drug Administration (“FDA”) to expand Biktarvy’s label to include treatment of people with HIV who have suppressed viral loads with known or suspected M184V/I resistance.
•Received approval from FDA to expand the indication for Vemlidy® (tenofovir alafenamide) to include treatment of chronic HBV in children six years and older who weigh at least 25 kg with compensated liver disease.
Oncology
•Announced a research collaboration, option and license agreement with Merus N.V. (“Merus”) to discover novel antibody-based trispecific T-cell engagers in oncology.
•Entered into an exclusive license agreement with Xilio Therapeutics, Inc. (“Xilio”) to develop and commercialize Xilio’s tumor-activated IL-12 program, including investigational candidate XTX301 in advanced solid tumors.

April 25, 2024	4

Inflammation
•Completed the acquisition of CymaBay for $4.3 billion in total equity value, or $3.9 billion net cash paid, adding investigational candidate seladelpar for the treatment of primary biliary cholangitis (“PBC”) to Gilead’s Liver Disease portfolio. Seladelpar is an investigational, oral, selective peroxisome proliferator-activated receptor delta (PPARδ) agonist, with Orphan Drug Designation in the United States and Europe. PPARδ has been shown to regulate critical metabolic and liver disease pathways. FDA accepted the New Drug Application for seladelpar in February 2024 for priority review, with a Prescription Drug User Fee Act target action date of August 14, 2024.
Corporate
•Announced that Kevin Lofton is retiring from Gilead’s Board of Directors (the “Board”), effective at the conclusion of the Annual Meeting of Stockholders (“Annual Meeting”) on May 8, 2024. Anthony Welters, if re-elected at the Annual Meeting, will succeed Mr. Lofton as Lead Independent Director.
•Recognized as one of America’s Most JUST Companies by Just Capital and CNBC, reflecting Gilead’s longstanding commitment to operate responsibly.
•The Board declared a quarterly dividend of $0.77 per share of common stock for the second quarter of 2024. The dividend is payable on June 27, 2024, to stockholders of record at the close of business on June 14, 2024. Future dividends will be subject to Board approval.
Certain amounts and percentages in this press release may not sum or recalculate due to rounding.
Conference Call
At 1:30 p.m. Pacific Time today, Gilead will host a conference call to discuss Gilead’s results. A live webcast will be available on http://investors.gilead.com and will be archived on www.gilead.com for one year.
Non-GAAP Financial Information
The information presented in this document has been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), unless otherwise noted as non-GAAP. Management believes non-GAAP information is useful for investors, when considered in conjunction with Gilead’s GAAP financial information, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead’s operating results as reported under GAAP. Non-GAAP financial information generally excludes acquisition-related expenses including amortization of acquired intangible assets and inventory step-up charges, and other items that are considered unusual or not representative of underlying trends of Gilead’s business, fair value adjustments of equity securities and discrete and related tax charges or benefits associated with changes in tax related laws and guidelines. Although Gilead consistently excludes the amortization of acquired intangible assets from the non-GAAP financial information, management believes that it is important for investors to understand that such intangible assets were recorded as part of acquisitions and contribute to ongoing revenue generation. Non-GAAP measures may be defined and calculated differently by other companies in the same industry. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the accompanying tables.
About Gilead Sciences
Gilead Sciences, Inc. is a biopharmaceutical company that has pursued and achieved breakthroughs in medicine for more than three decades, with the goal of creating a healthier world for all people. The company is committed to advancing innovative medicines to prevent and treat life-threatening diseases, including HIV, viral hepatitis, COVID-19 and cancer. Gilead operates in more than 35 countries worldwide, with headquarters in Foster City, California.
Forward-Looking Statements
Statements included in this press release that are not historical in nature are forward-looking statements

April 25, 2024	5

within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include those relating to: Gilead’s ability to achieve its anticipated full year 2024 financial results, including as a result of the uncertainty of the amount and timing of Veklury revenues; Gilead’s ability to make progress on any of its long-term ambitions or priorities laid out in its corporate strategy; Gilead’s ability to accelerate or sustain revenues for its virology, oncology and other programs; Gilead’s ability to realize the potential benefits of acquisitions, collaborations or licensing arrangements, including the arrangements with CymaBay, Merus, and Xilio; patent protection and estimated loss of exclusivity for our products and product candidates; Gilead’s ability to initiate, progress or complete clinical trials within currently anticipated timeframes or at all, the possibility of unfavorable results from ongoing and additional clinical trials, including those involving Biktarvy, Hepcludex, Veklury, GS-1720, lenacapavir, seladelpar, teropavimab, XTX301, and zinlirvimab, and the risk that safety and efficacy data from clinical trials may not warrant further development of Gilead’s product candidates or the product candidates of Gilead’s strategic partners; Gilead’s ability to submit new drug applications for new product candidates or expanded indications in the currently anticipated timelines; Gilead’s ability to receive regulatory approvals in a timely manner or at all, including FDA approval of the New Drug Application for seladelpar, and the risk that any such approvals, if granted, may be subject to significant limitations on use; Gilead’s ability to successfully commercialize its products; the risk of potential disruptions to the manufacturing and supply chain of Gilead’s products; pricing and reimbursement pressures from government agencies and other third parties, including required rebates and other discounts; a larger than anticipated shift in payer mix to more highly discounted payer segments; market share and price erosion caused by the introduction of generic versions of Gilead products; the risk that physicians and patients may not see advantages of Gilead’s products over other therapies and may therefore be reluctant to prescribe the products, including Biktarvy and Vemlidy; and other risks identified from time to time in Gilead’s reports filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. There may be other factors of which Gilead is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ significantly from these estimates. Further, results for the quarter ended March 31, 2024 are not necessarily indicative of operating results for any future periods. Gilead directs readers to its press releases, annual reports on Form 10-K, quarterly reports on Form 10-Q and other subsequent disclosure documents filed with the SEC. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.
The reader is cautioned that forward-looking statements are not guarantees of future performance and is cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements are based on information currently available to Gilead and Gilead assumes no obligation to update or supplement any such forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.
# # #
Gilead owns or has rights to various trademarks, copyrights and trade names used in its business, including the following: GILEAD®, GILEAD SCIENCES®, KITETM, AMBISOME®, ATRIPLA®, BIKTARVY®, CAYSTON®, COMPLERA®, DESCOVY®, DESCOVY FOR PREP®, EMTRIVA®, EPCLUSA®, EVIPLERA®, GENVOYA®, HARVONI®, HEPCLUDEX®, HEPSERA®, JYSELECA®, LETAIRIS®, ODEFSEY®, SOVALDI®, STRIBILD®, SUNLENCA® , TECARTUS®, TRODELVY®, TRUVADA®, TRUVADA FOR PREP®, TYBOST®, VEKLURY®, VEMLIDY®, VIREAD®, VOSEVI®, YESCARTA® and ZYDELIG®. KEYTRUDA® is a registered trademark of Merck Sharp & Dohme LLC, a subsidiary of Merck & Co., Inc., Rahway, NJ, United States. Other trademarks are the property of their respective owners.
For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

CONTACTS:	Investors:	Jacquie Ross, CFA	investor_relations@gilead.com
	Media:	Ashleigh Koss	public_affairs@gilead.com

April 25, 2024	6

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended
	March 31,
(in millions, except per share amounts)	2024	2023
Revenues:
Product sales	$6,647	$6,306
Royalty, contract and other revenues	39	46
Total revenues	6,686	6,352
Costs and expenses:
Cost of goods sold	1,552	1,401
Research and development expenses	1,520	1,447
Acquired in-process research and development expenses	4,131	481
In-process research and development impairment	2,430	—
Selling, general and administrative expenses	1,375	1,319
Total costs and expenses	11,008	4,647
Operating (loss) income	(4,322)	1,705
Interest expense	254	230
Other (income) expense, net	(91)	174
(Loss) income before income taxes	(4,486)	1,300
Income tax (benefit) expense	(315)	316
Net (loss) income	(4,170)	985
Net loss attributable to noncontrolling interest	—	(26)
Net (loss) income attributable to Gilead	$(4,170)	$1,010
Basic (loss) earnings per share attributable to Gilead	$(3.34)	$0.81
Shares used in basic (loss) earnings per share attributable to Gilead calculation	1,247	1,248
Diluted (loss) earnings per share attributable to Gilead	$(3.34)	$0.80
Shares used in diluted (loss) earnings per share attributable to Gilead calculation	1,247	1,261
Cash dividends declared per share	$0.77	$0.75

Research and development expenses as a % of revenues	22.7%	22.8%
Selling, general and administrative expenses as a % of revenues	20.6%	20.8%
Effective tax rate	7.0%	24.3%

April 25, 2024	7

GILEAD SCIENCES, INC.
TOTAL REVENUE SUMMARY
(unaudited)

	Three Months Ended
	March 31,
(in millions, except percentages)	2024	2023	Change
Product sales:
HIV	$4,342	$4,190	4%
Liver Disease	737	675	9%
Oncology	789	670	18%
Other	224	199	13%
Total product sales excluding Veklury	6,092	5,733	6%
Veklury	555	573	(3)%
Total product sales	6,647	6,306	5%
Royalty, contract and other revenues	39	46	(15)%
Total revenues	$6,686	$6,352	5%

April 25, 2024	8

GILEAD SCIENCES, INC.
NON-GAAP FINANCIAL INFORMATION(1)
(unaudited)

	Three Months Ended
	March 31,
(in millions, except percentages)	2024	2023	Change
Non-GAAP:
Cost of goods sold	$974	$871	12%
Research and development expenses	$1,403	$1,439	(2)%
Acquired IPR&D expenses(2)	$4,131	$481	NM
Selling, general and administrative expenses	$1,295	$1,318	(2)%
Other (income) expense, net	$(104)	$(82)	27%
Diluted (loss) earnings per share attributable to Gilead	$(1.32)	$1.37	NM

Product gross margin	85.4%	86.2%	-83 bps
Research and development expenses as a % of revenues	21.0%	22.6%	-166 bps
Selling, general and administrative expenses as a % of revenues	19.4%	20.7%	-138 bps
Operating margin	(16.7)%	35.3%	NM
Effective tax rate	(29.8)%	18.9%	NM
________________________________
NM - Not Meaningful
(1) Refer to Non-GAAP Financial Information section above for further disclosures on non-GAAP financial measures. A reconciliation between GAAP and non-GAAP financial information is provided in the tables below.
(2)    Equal to GAAP financial information.

April 25, 2024	9

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited)

	Three Months Ended
	March 31,
(in millions, except percentages and per share amounts)	2024	2023
Cost of goods sold reconciliation:
GAAP cost of goods sold	$1,552	$1,401
Acquisition-related – amortization(1)	(579)	(530)
Non-GAAP cost of goods sold	$974	$871

Product gross margin reconciliation:
GAAP product gross margin	76.6%	77.8%
Acquisition-related – amortization(1)	8.7%	8.4%
Non-GAAP product gross margin	85.4%	86.2%

Research and development expenses reconciliation:
GAAP research and development expenses	$1,520	$1,447
Acquisition-related – other costs(2)	(66)	(8)
Restructuring	(50)	—
Non-GAAP research and development expenses	$1,403	$1,439

IPR&D impairment reconciliation:
GAAP IPR&D impairment	$2,430	$—
IPR&D impairment	(2,430)	—
Non-GAAP IPR&D impairment	$—	$—

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$1,375	$1,319
Acquisition-related – other costs(2)	(67)	(1)
Restructuring	(13)	—
Non-GAAP selling, general and administrative expenses	$1,295	$1,318

Operating (loss) income reconciliation:
GAAP operating (loss) income	$(4,322)	$1,705
Acquisition-related – amortization(1)	579	530
Acquisition-related – other costs(2)	133	9
Restructuring	63	—
IPR&D impairment	2,430	—
Non-GAAP operating (loss) income	$(1,117)	$2,243

Operating margin reconciliation:
GAAP operating margin	(64.6)%	26.8%
Acquisition-related – amortization(1)	8.7%	8.3%
Acquisition-related – other costs(2)	2.0%	0.1%
Restructuring	0.9%	—%
IPR&D impairment	36.3%	—%
Non-GAAP operating margin	(16.7)%	35.3%

Other (income) expense, net reconciliation:
GAAP other (income) expense, net	$(91)	$174
Loss from equity securities, net	(14)	(256)
Non-GAAP other (income) expense, net	$(104)	$(82)

April 25, 2024	10

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)
(unaudited)

	Three Months Ended
	March 31,
(in millions, except percentages and per share amounts)	2024	2023
Effective tax rate and income tax (benefit) expense reconciliation:
GAAP effective tax rate	7.0%	24.3%

GAAP income tax (benefit) expense	$(315)	$316
Income tax effect of non-GAAP adjustments:
Acquisition-related – amortization(1)	121	107
Acquisition-related – other costs(2)	30	3
Restructuring	10	—
IPR&D impairment	611	—
Loss from equity securities, net	(39)	(1)
Discrete and related tax charges(3)	(39)	(29)
Non-GAAP income tax expense	$379	$396

Non-GAAP effective tax rate	(29.8)%	18.9%

Net (loss) income attributable to Gilead reconciliation:
GAAP net (loss) income attributable to Gilead	$(4,170)	$1,010
Acquisition-related – amortization(1)	458	422
Acquisition-related – other costs(2)	103	6
Restructuring	54	—
IPR&D impairment	1,819	—
Loss from equity securities, net	53	257
Discrete and related tax charges(3)	39	29
Non-GAAP net (loss) income attributable to Gilead	$(1,644)	$1,725

Diluted (loss) earnings per share reconciliation:
GAAP diluted (loss) earnings per share	$(3.34)	$0.80
Acquisition-related – amortization(1)	0.37	0.33
Acquisition-related – other costs(2)	0.08	0.01
Restructuring	0.04	—
IPR&D impairment	1.46	—
Loss from equity securities, net	0.04	0.20
Discrete and related tax charges(3)	0.03	0.02
Non-GAAP diluted (loss) earnings per share	$(1.32)	$1.37

Non-GAAP adjustment summary:
Cost of goods sold adjustments	$579	$530
Research and development expenses adjustments	117	8
IPR&D impairment adjustments	2,430	—
Selling, general and administrative expenses adjustments	80	1
Total non-GAAP adjustments to costs and expenses	3,205	539
Other (income) expense, net adjustments	14	256
Total non-GAAP adjustments before income taxes	3,219	795
Income tax effect of non-GAAP adjustments above	(732)	(109)
Discrete and related tax charges(3)	39	29
Total non-GAAP adjustments to net income attributable to Gilead	$2,526	$715
______________________________
(1)    Relates to amortization of acquired intangibles and inventory step-up charges.
(2)    Adjustments include integration expenses, contingent consideration fair value adjustments and other expenses associated with Gilead’s acquisitions of MYR GmbH, MiroBio, Ltd., Tmunity Therapeutics, Inc. and CymaBay Therapeutics, Inc.
(3)    Represents discrete and related deferred tax charges or benefits primarily associated with acquired intangible assets and transfers of intangible assets from a foreign subsidiary to Ireland and the United States.

April 25, 2024	11

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP 2024 FULL-YEAR GUIDANCE(1)
(unaudited)

(in millions, except percentages and per share amounts)	Provided February 6, 2024	Updated April 25, 2024
Projected product gross margin GAAP to non-GAAP reconciliation:
GAAP projected product gross margin	76.0% - 77.0%	76.0% - 77.0%
Acquisition-related expenses	~ 9.0%	~ 9.0%
Non-GAAP projected product gross margin	85.0% - 86.0%	85.0% - 86.0%

Projected operating income GAAP to non-GAAP reconciliation:
GAAP projected operating income	$8,700 - $9,200	$1,900 - $2,400
IPR&D impairment, acquisition-related and restructuring expenses	~ 2,500	~ 5,100
Non-GAAP projected operating income	$11,200 - $11,700	$7,000 - $7,500

Projected effective tax rate GAAP to non-GAAP reconciliation:
GAAP projected effective tax rate	~ 21%	~ 65%
Income tax effect of above non-GAAP adjustments and fair value adjustments of equity securities, and discrete and related tax adjustments	(~ 2%)	(~ 35%)
Non-GAAP projected effective tax rate	~ 19%	~ 30%

Projected diluted EPS GAAP to non-GAAP reconciliation:
GAAP projected diluted EPS	$5.15 - $5.55	$0.10 - $0.50
IPR&D impairment, acquisition-related and restructuring expenses, fair value adjustments of equity securities and discrete and related tax adjustments	~ 1.70	~ 3.35
Non-GAAP projected diluted EPS	$6.85 - $7.25	$3.45 - $3.85
________________________________
(1)    Our full-year guidance excludes the potential impact of any (i) acquisitions or business development transactions that have not been executed, (ii) future fair value adjustments of equity securities and (iii) discrete tax charges or benefits associated with changes in tax related laws and guidelines that have not been enacted, as Gilead is unable to project such amounts. The non-GAAP full-year guidance includes non-GAAP adjustments to actual current period results as well as adjustments for the known future impact associated with events that have already occurred, such as future amortization of our intangible assets and the future impact of discrete and related deferred tax charges or benefits primarily associated with acquired intangible assets and transfers of intangible assets from a foreign subsidiary to Ireland and the United States.

April 25, 2024	12

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31,	December 31,
(in millions)	2024	2023
Assets
Cash, cash equivalents and marketable debt securities	$4,718	$8,428
Accounts receivable, net	4,669	4,660
Inventories	3,363	3,366
Property, plant and equipment, net	5,321	5,317
Intangible assets, net	23,428	26,454
Goodwill	8,314	8,314
Other assets	6,479	5,586
Total assets	$56,292	$62,125
Liabilities and Stockholders’ Equity
Current liabilities	$13,015	$11,280
Long-term liabilities	25,822	28,096
Stockholders’ equity(1)	17,455	22,749
Total liabilities and stockholders’ equity	$56,292	$62,125
________________________________
(1)    As of March 31, 2024 and December 31, 2023, there were 1,246 shares of common stock issued and outstanding.

April 25, 2024	13

GILEAD SCIENCES, INC.
SELECTED CASH FLOW INFORMATION
(unaudited)

	Three Months Ended
	March 31,
(in millions)	2024	2023
Net cash provided by operating activities	$2,219	$1,744
Net cash used in investing activities	(2,207)	(826)
Net cash used in financing activities	(1,361)	(1,406)
Effect of exchange rate changes on cash and cash equivalents	(18)	13
Net change in cash and cash equivalents	(1,367)	(476)
Cash and cash equivalents at beginning of period	6,085	5,412
Cash and cash equivalents at end of period	$4,718	$4,936

	Three Months Ended
	March 31,
(in millions)	2024	2023
Net cash provided by operating activities	$2,219	$1,744
Capital expenditures	(105)	(109)
Free cash flow(1)	$2,114	$1,635
________________________________
(1)    Free cash flow is a non-GAAP liquidity measure. Please refer to our disclosures in the Non-GAAP Financial Information section above.

April 25, 2024	14

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY
(unaudited)

	Three Months Ended
	March 31,
(in millions)	2024	2023
HIV
Biktarvy – U.S.	$2,315	$2,161
Biktarvy – Europe	365	304
Biktarvy – Rest of World	265	212
	2,946	2,677

Descovy – U.S.	371	395
Descovy – Europe	26	25
Descovy – Rest of World	29	29
	426	449

Genvoya – U.S.	332	417
Genvoya – Europe	49	55
Genvoya – Rest of World	21	29
	403	501

Odefsey – U.S.	223	230
Odefsey – Europe	76	76
Odefsey – Rest of World	11	11
	310	317

Symtuza - Revenue share(1) – U.S.	104	98
Symtuza - Revenue share(1) – Europe	33	36
Symtuza - Revenue share(1) – Rest of World	3	4
	141	138

Other HIV(2) – U.S.	60	62
Other HIV(2) – Europe	45	32
Other HIV(2) – Rest of World	12	13
	117	108

Total HIV – U.S.	3,405	3,364
Total HIV – Europe	596	528
Total HIV – Rest of World	342	298
	4,342	4,190
Liver Disease
Sofosbuvir / Velpatasvir(3) – U.S.	248	204
Sofosbuvir / Velpatasvir(3) – Europe	79	90
Sofosbuvir / Velpatasvir(3) – Rest of World	78	90
	405	385

Vemlidy – U.S.	95	87
Vemlidy – Europe	11	9
Vemlidy – Rest of World	119	103
	225	199

Other Liver Disease(4) – U.S.	42	27
Other Liver Disease(4) – Europe	47	41
Other Liver Disease(4) – Rest of World	19	23
	107	91

Total Liver Disease – U.S.	385	318
Total Liver Disease – Europe	137	140
Total Liver Disease – Rest of World	215	217
	737	675

Veklury
Veklury – U.S.	315	252
Veklury – Europe	70	111
Veklury – Rest of World	169	209
	555	573

April 25, 2024	15

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY - (Continued)
(unaudited)

	Three Months Ended
	March 31,
(in millions)	2024	2023
Oncology
Cell Therapy
Tecartus – U.S.	55	59
Tecartus – Europe	36	27
Tecartus – Rest of World	8	3
	100	89

Yescarta – U.S.	170	210
Yescarta – Europe	158	121
Yescarta – Rest of World	52	28
	380	359

Total Cell Therapy – U.S.	225	269
Total Cell Therapy – Europe	195	148
Total Cell Therapy – Rest of World	60	31
	480	448
Trodelvy
Trodelvy – U.S.	206	162
Trodelvy – Europe	68	54
Trodelvy – Rest of World	36	6
	309	222

Total Oncology – U.S.	431	431
Total Oncology – Europe	262	202
Total Oncology – Rest of World	96	37
	789	670
Other
AmBisome – U.S.	14	6
AmBisome – Europe	70	60
AmBisome – Rest of World	60	49
	144	116

Other(5) – U.S.	59	62
Other(5) – Europe	9	12
Other(5) – Rest of World	12	9
	80	83

Total Other – U.S.	73	69
Total Other – Europe	79	72
Total Other – Rest of World	71	58
	224	199

Total product sales – U.S.	4,609	4,434
Total product sales – Europe	1,144	1,053
Total product sales – Rest of World	894	819
	$6,647	$6,306
______________________________
(1)    Represents Gilead’s revenue from cobicistat (“C”), FTC and TAF in Symtuza (darunavir/C/FTC/TAF), a fixed dose combination product commercialized by Janssen Sciences Ireland Unlimited Company.
(2)    Includes Atripla, Complera/Eviplera, Emtriva, Sunlenca, Stribild, Truvada and Tybost.
(3)    Includes Epclusa and the authorized generic version of Epclusa sold by Gilead’s separate subsidiary, Asegua Therapeutics LLC (“Asegua”).
(4)    Includes ledipasvir/sofosbuvir (Harvoni and the authorized generic version of Harvoni sold by Asegua), Hepcludex, Hepsera, Sovaldi, Viread and Vosevi.
(5)    Includes Cayston, Jyseleca, Letairis, Ranexa and Zydelig.